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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Caliper Life Sciences, Inc. for the registration of 19,425,000 shares of its common stock and 5,425,000 warrants to purchase shares of its common stock and to the incorporation by reference therein of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., Caliper Life Sciences, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Caliper Life Sciences, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts March 29, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm